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REPORT OF INDEPENDENT AUDITORS
BOARD OF DIRECTORS AND STOCKHOLDER
HECHINGER COMPANY

We have audited the accompanying consolidated balance sheet of Hechinger Company and subsidiaries as of September 27, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the 34 weeks then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hechinger Company and subsidiaries at September 27, 1997 and the results of their operations and their cash flows for the 34 weeks then ended in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK LLP
Washington, D.C.
December 23, 1997


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REPORT OF INDEPENDENT AUDITORS
BOARD OF DIRECTORS AND STOCKHOLDERS
HECHINGER COMPANY

We have audited the accompanying consolidated balance sheets of Hechinger Company and subsidiaries as of February 1, 1997 and February 3, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended February 1, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hechinger Company and subsidiaries at February 1, 1997 and February 3, 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended February 1, 1997, in conformity with generally accepted accounting principles.

As discussed in the notes to the consolidated financial statements, in the fiscal year ended February 3, 1996, the Company adopted SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and in the fiscal year ended January 28, 1995, the Company changed its method of calculating LIFO inventories.

ERNST & YOUNG LLP
Washington, D.C.
February 27, 1997